For Immediate Release

Contacts:

Kevin Comps, President
616-974-8491 | kevin.comps@northpointe.com

Brad Howes, CFO
616-726-2585 | brad.howes@northpointe.com

Northpointe Bancshares, Inc. Declares Quarterly Cash Dividend on Common Stock
GRAND RAPIDS, MICHIGAN (April 8, 2025) – Northpointe Bancshares, Inc. (NYSE: NPB), the holding company of Northpointe Bank, announced today that its Board of Directors has declared a quarterly cash dividend in the amount of $0.025 per common share, payable May 2, 2025, to stockholders of record as of April 15, 2025.

About Northpointe Bancshares, Inc.
Headquartered in Grand Rapids, Michigan, Northpointe Bancshares, Inc. is the holding company of Northpointe Bank, a client-focused company that provides home loans and retail banking products to communities across the nation. Our mission is to be the best bank in America by bringing value and innovation to the people we serve. To learn more visit www.northpointe.com.

Note Regarding Forward Looking Statements
Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Northpointe Bancshares, Inc. with the Securities and Exchange Commission from time to time. Northpointe Bancshares, Inc. does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Northpointe Bancshares, Inc.